UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 27, 2019, Meritor, Inc. (the “Company”) approved and began executing a restructuring plan to reduce salaried and hourly headcount globally. This restructuring plan is intended to reduce labor costs in response to an anticipated decline in most global truck and trailer market volumes. With this restructuring plan, the Company expects to incur approximately $20 million in employee severance costs across both of its reportable segments. Restructuring actions associated with this plan are expected to be substantially complete by the end of the first quarter of fiscal year 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: September 30, 2019	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, Chief Legal Officer &
Corporate Secretary